UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  May 27, 2008

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 27, 2008 the Company entered into a new office lease agreement for its U.S. corporate headquarters in Redwood City, California.  The new office lease has a two year term, commencing  June 1, 2008, and covers approximately 1,983 square feet at a rate of $5,949 per month.  The Company plans to relocate its entire U.S. corporate headquarters to the new location and does not intend to renew its existing lease agreement which expires on May 31, 2008.

A copy of the office lease agreement for 230 D Twin Dolphin Drive is attached hereto as Exhibit 10.32 and is incorporated herein by reference

Item 8.01. Other Events.

The new address for the Company’s U.S. corporate headquarters  effective June 1, 2008 will be:

PureDepth, Inc.
230 Twin Dolphin Drive
Suite D
Redwood City, CA  94065

Phone:  650-632-0800
Fax:       650-632-0818

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.32	Office Lease – 230 D Twin Dolphin Drive, Redwood City, California

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC. ( Registrant )

Date: May 29, 2008	By:	/s/ Jon McCaman
Jon McCaman President, Chief Financial Officer and Secretary (Principal Executive, Accounting and Financial Officer)